Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Edmond Cheng the undersigned’s true and lawful attorney‑in‑fact to:

(1)
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC;

(2)
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of GCT Semiconductor Holding, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and if required, any stock exchange or similar authority; and

(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney‑in‑fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in such attorney‑in‑fact’s discretion.

The undersigned hereby grants to such attorney‑in‑fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‑in‑fact, or such attorney‑in‑fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney‑in‑fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney‑in‑fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of July, 2024.

/s/ Jeff Tuder
Jeff Tuder

[INCLUDE FOLLOWING FOR PERSONS EXECUTING IN CALIFORNIA:]

[State of California, County of _________________
ss:

On the _____ day of ______________ in the year ______ before me, a Notary Public in and for the State of California, personally appeared _____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

________________________________________
(Signature of Notary)]